EXHIBIT 24.1

                   Written Consent of KPMG Peat Marwick LLP.

                        Consent to Independent Auditors

The Board of Directors
Great Northern Insured Annuity Corporation

We consent to the use of our reports for Great Northern Insured Annuity Corporation included herein and the GNA Variable Investment Account included in the Statement of Additional Information incorporated herein by reference (post-effective amendment no. 5 to Form S-1 of registration no. 33-86410) and to the references to our firm under the caption "Experts" in the prospectus.


                                                KPMG PEAT MARWICK LLP

Richmond, Virginia
April 24, 1998